                                                                      EXHIBIT 11



                 Exhibit 11 - COMPUTATION OF PER SHARE EARNINGS



                                                      WEIGHTED
                                                      AVERAGE
                                                 OUTSTANDING SHARES
                                                   INCLUDING COMMON
                                                  STOCK EQUIVALENTS
                                                 --------------------
         Fiscal year ended February 29, 1996......... 3,195,721
         Fiscal year ended February 28, 1995......... 3,076,801
         Fiscal year ended February 26, 1994......... 2,788,812


                                                      WEIGHTED
                                                       AVERAGE
                                                 OUTSTANDING SHARES
                                                   OF COMMON STOCK
                                                 --------------------
         Fiscal year ended February 29, 1996......... 3,194,021
         Fiscal year ended February 28, 1995......... 2,815,424
         Fiscal year ended February 26, 1994......... 2,582,689



                                                      INCOME (LOSS) FROM
                                                     CONTINUING OPERATIONS
                                                 -----------------------------
                                                 TOTAL (000'S)       PER SHARE
                                                 -------------       ---------
         Fiscal year ended February 29, 1996..        $(4,043)         $(1.27)
         Fiscal year ended February 28, 1995..        $   819          $ 0.27
         Fiscal year ended February 26, 1994..        $   439          $ 0.16



                                                         NET INCOME (LOSS)
                                                      ATTRIBUTABLE TO COMMON
                                                            STOCKHOLDERS
                                                  ----------------------------
                                                  TOTAL (000'S)      PER SHARE
                                                  -------------      ---------
         Fiscal year ended February 29, 1996..       $(3,978)          $(1.25)
         Fiscal year ended February 28, 1995..       $   909           $ 0.30
         Fiscal year ended February 26, 1994..       $   439           $ 0.16


 Note: Income per share amounts attributable to common stockholders are computed on the basis of the weighted average number of outstanding common shares and common stock equivalents determined by applying the treasury stock method to stock options and warrants outstanding. Loss per share amounts do not include common stock equivalents since that would reduce the net loss per share.